Exhibit 2.1

                                MERGER AGREEMENT
                                       AND
                                 PLAN OF MERGER

     THIS MERGER AGREEMENT AND PLAN OF MERGER, (hereinafter referred to as the "Agreement") is made and entered into this 15th day of May, 2002 by and between TDT DEVELOPMENT, INC., a Nevada corporation (hereinafter referred to as "TDT"), the stockholders of TDT listed on the signature page (collectively, the "Principal Stockholders"), TDT STRONGHOLD ACQUISITION CORP., a New Jersey corporation (hereinafter referred to as "Acquisition"), TERRE DI TOSCANA, INC., a Florida corporation and wholly owned subsidiary of TDT (hereafter referred to as a "Subsidiary"), TERRES TOSCANES, INC., a Canadian corporation and wholly owned subsidiary of TDT (also hereafter referred to as a "Subsidiary", together, the "Subsidiaries"), Christopher J. Carey (the "Stronghold Stockholder") and STRONGHOLD TECHNOLOGIES, INC., a New Jersey corporation (hereinafter referred to as "Stronghold").

                                    RECITALS

     WHEREAS, TDT and Stronghold desire to merge Stronghold with and into TDT's wholly-owned subsidiary, Acquisition, whereby Acquisition shall be the surviving entity pursuant to the terms and conditions set forth herein and whereby the transaction shall qualify as a tax free exchange pursuant to Section 351 of the Internal Revenue Code (the "IRC");

     WHEREAS, in furtherance of such combination, the Boards of Directors of TDT, Acquisition and Stronghold have each approved the merger of Stronghold with and into Acquisition (the "Merger"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the Nevada Business Corporation Act (the "NBCA"), in the case of TDT, and the New Jersey Business Corporation Act (the "NJBCA") in the case of Stronghold.

     WHEREAS, the stockholders of Stronghold desire to exchange all of their shares of capital stock of Stronghold for shares of TDT common stock in the respective amounts set forth in Schedule 1.2 hereto as a tax free exchange pursuant to Section 351 of the IRC;

     WHEREAS, the parties hereto desire to reorganize, pursuant to Section 368(a)(1)(A) of the IRC, the operations of TDT and Acquisition.

     NOW,   THEREFORE,   in   consideration   of   the   premises   and   mutual
representations, warranties and covenants herein contained, the parties hereby agree as follows:

                                   ARTICLE I


     SECTION 1.1 (a) Merger and Plan of Reorganization.  At the Effective  Time
                     ---------------------------------
(as defined in Section 1.1(b) hereof), and subject to and upon the terms and conditions of this Agreement and the NJBCA, Stronghold shall be merged with and into Acquisition, the separate corporate existence of Stronghold shall cease, and Acquisition shall continue as the surviving corporation. Acquisition after the Effective Time is sometimes referred to herein as the "Surviving Corporation". Acquisition shall change its name to Stronghold Technologies, Inc. and the renamed Acquisition shall remain a wholly-owned subsidiary of TDT. As consideration for their agreement to surrender their shares of common stock of Stronghold (the "Shares") and to approve the Merger, the stockholders of Stronghold shall receive an aggregate of Seven Million (7,000,000) shares of authorized but previously unissued TDT common stock, par value $0.0001 per share (the "Merger Shares"), on a pro rata
                                                                        --------
basis determined by multiplying the number of Shares held by each Stronghold stockholder by 2.1875 (the "Conversion Ratio").

     (b) The Effective Time. As promptly as practicable  after the  satisfaction
         ------------------
or waiver of the conditions set forth in Articles VII, VIII and IX, the parties hereto shall cause the merger to be consummated by filing the Certificate of Merger as contemplated by NJBCA (the "Certificate of Merger"), together with any required related documents, with the appropriate administrator, as indicated in the NJBCA, in such form as required by, and executed in accordance with the relevant provision of, the NJBCA. The Merger shall be effective at the time indicated in such Certificate of Merger (the "Effective Time").

     SECTION 1.2       Issuance of Merger Shares.
                       -------------------------
     (a) At the Closing, TDT shall cause to be issued and delivered to the stockholders of Stronghold or their designees, stock certificates evidencing ownership of the Merger Shares in the amounts set forth in Schedule 1.2 hereto.

     (b) The Merger Shares to be issued hereunder are deemed "restricted securities" as defined by Rule 144 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the recipients shall represent that (i) they are acquiring the Merger Shares for investment purposes only and without the intent to make a further distribution of the Merger Shares, (ii) they are each an accredited investor within the meaning of Rule 501(a) under the Securities Act, or, if not such an accredited investor, has, alone or together with a purchaser representative within the meaning of Rule 501(h) under the Securities Act, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in securities in general and of an investment in TDT in particular, (iii) they are aware of the limits on resale imposed by virtue of the nature of the transactions contemplated by this Agreement, and (iv) they have been given the opportunity to ask questions of, and receive answers from, the officers of TDT regarding TDT, its current and proposed business operations and the TDT Common Stock, and the officers of TDT have made available to such stockholder all documents and information that such stockholder has requested relating to an investment in TDT.

     (c) All Merger Shares to be issued under the terms of this Agreement shall be issued pursuant to exemptions from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder. Certificates representing the restricted Merger Shares shall bear the following, or similar legend:

               THE  SHARES   REPRESENTED  BY  THIS  CERTIFICATE
               HAVE  NOT  BEEN REGISTERED UNDER THE

               SECURITIES  ACT OF 1933, AS AMENDED,  AND MAY NOT
               BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS
               OF SUCH ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS, THE AVAILABILITY OF WHICH
               IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.


     SECTION 1.3       Stronghold Options.
                       ------------------

     (a) As of the Closing Date (as defined below), the options to purchase Stronghold Common Stock (as defined in Section 4.2(a)) issued pursuant to Stronghold's 2000 Stock Option Plan (the "Option Plan") which are listed in
Schedule 4.2(a) (the "Stronghold Options"), whether vested or unvested, and the Option Plan, insofar as it relates to the Stronghold Options outstanding under the Option Plan as of the Closing, shall be assumed by TDT. As of the Closing, each Stronghold Option outstanding immediately prior to the Closing shall be automatically converted into an option to acquire, on the same terms and conditions as were applicable under such Stronghold Option prior to the Closing, such number of shares of TDT Common Stock (as defined in Section 2.2(a)) as is equal to the number of Stronghold Common Stock subject to the unexercised portion of such Stronghold Option multiplied by the Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The exercise price per share of each such assumed Stronghold Option shall be equal to the exercise price of such Stronghold Option immediately prior to the Closing, divided by the Conversion Ratio (rounded up to the nearest whole cent). The term, exercisability, vesting schedule, and all of the other terms of the Stronghold Options shall otherwise remain unchanged. After the Closing, references to Stronghold in the Stronghold Options and Option Plan shall be deemed to refer to TDT, and references to Stronghold Common Stock in the Stronghold Options and Option Plan shall be deemed to refer to shares of TDT Common Stock.

     (b) As soon as practicable after the Closing, TDT shall deliver to the holders of outstanding Stronghold Options immediately prior to the Merger appropriate notices setting forth such holders' rights pursuant to their Stronghold Options, as adjusted by this Section 1.3.

     (c) TDT shall take all corporate action necessary to reserve for issuance a sufficient number of shares of TDT Common Stock for delivery upon exercise of the Stronghold Options assumed in accordance with this Section 1.3.

     (d) TDT shall obtain, prior to the Closing, the consent from each holder of a Stronghold Option, to the adjustment of such Stronghold Option pursuant to this Section 1.3 (unless such consent is not required under the terms of the applicable agreement, instrument or plan).

     SECTION 1.4       Effects of the Merger.
                       ---------------------

     (a)  Certificate of  Incorporation.  The  Certificate of  Incorporation  of
          -----------------------------
Acquisition, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation and thereafter may be amended or repealed in accordance with its terms and applicable law.

     (b) By-Laws. The By-laws of Acquisition,  as in effect immediately prior to
        --------
the Effective Time shall be the By-laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by applicable law.

     (c)  Directors  of  Surviving  Corporation.  The  directors  of  Stronghold
          -------------------------------------
immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     (d)  Directors of TDT. As soon as  practicable  following  the execution of
          ----------------
this Agreement, TDT shall file with the Commission and transmit to all holders of record of TDT securities who would have been entitled to vote at a meeting for the election of directors immediately prior to the execution of this Agreement, the information required by Rule 14f-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Ten days after the filing of the information statement required by Rule 14f-1, Christopher J. Carey, Robert J. Corliss, Robert Cox, William Lenahan and Luis Delahoz shall become the directors of TDT. The directors of TDT during such ten-day period shall be Christopher J. Carey, Robert J. Corliss, Robert Cox and the three directors of TDT immediately prior to the execution of this Agreement (the latter three directors together, the "Existing TDT Directors"). The Existing TDT Directors shall tender their resignations as directors as a condition to closing pursuant to Section 9.5, which resignations shall be effective as of the Closing Date or such later date as their respective successors are duly elected and qualified.

     (e) Officers. The officers of Stronghold immediately prior to the Effective
         --------
Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be.

     (f)  Officers of TDT.  The  officers  of TDT after the Closing  shall be as
          ---------------
follows: Christopher J. Carey President Lenard Berger Vice President and Chief Technology Officer Salvatore D'Ambra Vice President - Development James J. Cummiskey Vice President - Sales and Marketing

     The officers of TDT prior to the Closing shall surrender their resignations as officers as a condition to closing pursuant to Section 9.5.

     (g) Tax-Free  Reorganization.  The parties  intend that the Merger shall be
         ------------------------
treated as a tax-free exchange pursuant to Section 351 of the IRC. No party shall take any action or fail to take any action that would adversely affect the treatment of the Merger as a tax-free exchange.

SECTION 1.5       Signing and Closing.
                  -------------------

     (a) This Agreement contemplates an execution date that occurs prior in time to the Closing Date. Upon execution, the signature pages hereto shall be held in escrow until the Closing Date. If the Closing Date does not occur by May 20, 2002, this Merger Agreement shall have terminated, unless the parties hereto mutually agree in writing to extend the time within which the Closing Date shall occur.

     (b) Unless this Agreement shall have been terminated pursuant to Section X, and subject to the satisfaction or waiver, if permissible, of the conditions set forth in Articles VII, VIII and IX, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of Kaplan Gottbetter & Levenson, LLP, as promptly as practicable (and in any event within five business days) after satisfaction or waiver, if permissible, of the conditions set forth in Articles VII, VIII and IX or (ii) at such other time, date or place as Stronghold and TDT may mutually agree.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                       OF
          TDT, SUBSIDIARIES, ACQUISITION AND THE PRINCIPAL STOCKHOLDERS

     As an inducement of Stronghold to enter into this Agreement, TDT, Subsidiaries, Acquisition and, with respect to Sections 2.2, 2.6, 2.8 and 2.12, each Principal Stockholder hereby makes jointly and severally, as of the date hereof and as of the Closing Date, the following representations and warranties to Stronghold and the Stronghold stockholders.

     SECTION 2.1  Organization  of TDT;  Authority.  TDT is a  corporation  duly
                  --------------------------------
organized, validly existing and in good standing under the laws of the State of Nevada, is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. Schedule 2.1 contains a complete and accurate list for TDT and Acquisition of their respective jurisdictions of incorporation and other jurisdictions in which they are qualified to do business. With the exception of Acquisition and the Subsidiaries, there are no corporations or other entities with respect to which (i) TDT owns any of the outstanding stock or other interests, or (ii) TDT may be deemed to be in control. TDT, Subsidiaries, Acquisition and the Principal Stockholders have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby, and have taken all corporate or other action necessary to consummate the transactions contemplated hereby and thereby and to perform their respective obligations hereunder and thereunder. This Agreement upon its execution and delivery, is the legal, valid and binding obligation of TDT, Subsidiaries, Acquisition and Principal Stockholders enforceable against TDT, Subsidiaries, Acquisition and Principal Stockholders in accordance with its respective terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. There are no corporations or other entities with respect to which (i) Acquisition owns any of the outstanding stock or other interests, or (ii) Acquisition may be deemed to be in control.

     SECTION 2.2      Capitalization of TDT and Acquisition.
                      -------------------------------------

     (a) The authorized capital stock of TDT consists of 50 million (50,000,000) shares of common stock, par value $0.0001 per share (the "TDT Common Stock"), of which Two Million Eighty Six Thousand (2,086,000) shares are issued and outstanding as of the Closing, and five million (5,000,000) shares of preferred stock, par value $0.0001 per share, with such rights, privileges, preferences and other terms and conditions as shall be approved by its Board of Directors pursuant to a duly adopted resolution thereof, of which no shares are issued and outstanding. All shares of TDT Common Stock currently issued and outstanding have been duly authorized and validly issued and are fully paid and non-assessable, and have been issued in compliance with any and all applicable federal and state laws or pursuant to appropriate exemptions therefrom. Other than the options listed in Schedule 2.2(a) hereto, which have been issued pursuant to TDT's 2000 Stock Option Plan (the "Plan"), there are no options, warrants, rights, calls, commitments or agreements of any character obligating TDT to issue any shares of its capital stock or other securities or any security representing the right to purchase or otherwise receive any such stock or other securities. The Merger Shares, when issued, will be duly authorized, validly issued, fully paid and non-assessable.

     (b) TDT hereby represents that the Plan was validly approved by the board of directors and stockholders of TDT and that all of the shares of TDT Common Stock subject to outstanding options, if any, will be, upon issuance pursuant to the exercise of such options, duly authorized, validly issued, fully paid and nonassessable. TDT represents that all of the 1,000,000 shares of TDT Common Stock authorized for issuance under the Plan remain available for issuance as of the date hereof. TDT further represents that the Plan allows for options to be granted that qualify as incentive stock options under Section 422 of the IRC. TDT has provided copies of the Plan, and any amendments thereto, to Stronghold.

     (c) Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal or right of any person to cause any redemption of TDT Common Stock or the merger or consolidation of TDT with or into any other entity. TDT is not under any obligation under any agreement to register any of its securities under federal or state securities laws, except as set forth on Schedule 2.2(c).

     (d) There are no agreements among stockholders of TDT, or otherwise, voting trusts, proxies or other agreements or understanding of any character, whether written or oral, with respect to or concerning the purchase, sale, transfer or voting of the TDT Common Stock or any other security of TDT.

     (e) Except as set forth in Section 6.5, none of TDT, the Subsidiaries or any Principal Stockholders have any legal obligations, absolute or contingent, to any other person or entity to sell the assets or to sell any capital stock or any other security of TDT or any of its Subsidiaries or to effect any merger, consolidation or other reorganization of TDT or any of its Subsidiaries or to enter into any agreement with respect thereto, except pursuant to this Agreement.

     There are One Thousand (1,000) shares of common stock, no par value per share, (the "Acquisition Stock") of Acquisition authorized, which are all outstanding and held by TDT. The Acquisition Stock was validly issued, fully paid and non-assessable and not subject to any preemptive rights created by statute, Acquisition's Certificate of Incorporation or By-laws or any contract. There is no outstanding vote, plan, pending proposal or right of any person or entity to cover any redemption of the Acquisition Stock as to the merger or consolidation of Acquisition with or into any other entity, except as contemplated hereby. Acquisition holds no assets and conducts no business, except as contemplated hereby.

     SECTION 2.3   Subsidiaries
                   -------------

     (a) TDT has two wholly-owned subsidiaries, Terre di Toscana, Inc. and Terres Toscanes, Inc. Schedule 2.3 sets forth (i) the number and type of outstanding equity securities of each Subsidiary and a list of the holders thereof, (ii) the jurisdiction of organization of each Subsidiary, (iii) the names of the officers and directors of each Subsidiary, and (iv) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation or other entity. The Subsidiaries and Acquisition are the only subsidiaries of TDT.

     (b) The Subsidiaries are each a corporation duly organized, validly existing and in good standing under the laws of the jurisdictions of their respective incorporation. The Subsidiaries are duly qualified to conduct business and are in good standing under the laws of each jurisdiction in which the nature of their business or the ownership or leasing of their properties requires such qualification. The Subsidiaries have all requisite corporate power and corporate authority to carry on the businesses in which they are engaged and to own and use the properties owned and used by them. TDT has delivered or made available to Stronghold complete and accurate copies of the charter, by-laws or other organizational documents of the Subsidiaries. The Subsidiaries are not in default under or in violation of any provision of their respective charter, by-laws or other organizational documents. All of the issued and outstanding shares of capital stock of the Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free and clear of preemptive rights. All shares of the Subsidiaries that are held of record or owned beneficially by TDT are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and other applicable securities laws), claims, security interests, options, warrants, rights, calls, commitments and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which TDT or the Subsidiaries are a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of the Subsidiaries. There are no outstanding stock appreciation, phantom stock or similar rights with respect to the Subsidiaries. There are no voting trusts, proxies or other agreements with respect to the voting of any capital stock of the Subsidiaries.

     SECTION  2.4  Charter  Documents.  Certified  copies  of  the  Articles  of
                   ------------------
Incorporationof TDT, as amended to date, the Certificate of Incorporation of Acquisition and Subsidiaries, and their respective By-Laws have been delivered to Stronghold prior to the Closing and are true, correct and complete copies thereof.

     SECTION 2.5 Corporate Documents. The TDT shareholders' list as set forth on
                 -------------------
Schedule 2.5 and corporate minute books are complete and accurate in all material respects as of the date hereof and the corporate minute books contain the recorded minutes of all corporate meetings or the written consents of shareholders and directors.

     SECTION 2.6   Financial Statements.
                   --------------------

     (a) TDT's audited financial statements for the years ended October 31, 2000 and 2001, and unaudited financial statements for the quarter ended January 31, 2002 (the audited and unaudited financial statements together, the "TDT Financial Statements"), copies of which have been delivered to Stronghold, are true and complete in all material respects, having been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis for the periods covered by such statements, and fairly present, in accordance with GAAP, the consolidated financial condition of TDT and the Subsidiaries, and results of their operations for the periods covered thereby in all material respects. TDT and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference. Neither TDT nor any of its Subsidiaries has engaged in any transaction, maintained any back account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained books and records.

     (b) SEC DOCUMENTS. TDT has furnished Stronghold with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by TDT with the SEC since February 1, 2001 (as such documents have since the time of their filing been amended, the "TDT SEC Documents") and since that date TDT has filed with the SEC all documents required to be filed pursuant to Section 15(d) of the Exchange Act. As of their respective dates, the TDT SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such TDT SEC Documents, and none of the TDT SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of TDT included in the TDT SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, are accurate, complete and in accordance with the books and records of TDT in all material respects, and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments), in all material respects, the consolidated financial position of TDT as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

     SECTION  2.7  Absence of Certain  Changes or Events.  Except in each of the
                   ------------------------------------
following instances that individually or in the aggregate would not result in a material adverse change in TDT's or Subsidiaries' business or operations, since the date of the latest TDT financial statement and except as disclosed on
Schedule 2.7, TDT and Subsidiaries have not (i) issued or sold any promissory note, stock, bond, option or other security of which it was an issuer or other obligor, (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, direct or indirect, (iii) incurred or suffered to be incurred any liability or obligation whatsoever, (iv) caused or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (v) declared or made any dividend, payment or distribution to stockholders or purchased or redeemed or agreed to purchase or redeem any shares of its capital stock, (vi) reclassified its shares of capital stock, (vii) amended its Articles of Incorporation or Certificate of Incorporation or By-Laws, (viii) acquired any equity interest in any other Person, or (ix) entered into any agreement or transaction except in connection with the execution and performance of this Agreement. None of TDT, Subsidiaries nor Acquisition, has entered into any Agreement to do any of the foregoing actions described in this Section 2.7.

     SECTION  2.8 Assets and  Liabilities.  TDT and  Subsidiaries  have good and
                  -----------------------
marketable title to all of their assets and property, free and clear of any and all liens, claims and encumbrances, except as set forth in Schedule 2.8. As of the date hereof, TDT and Subsidiaries do not have any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, whether due or to become due, that are not fully reflected in the TDT Financial Statements.

     Acquisition has no assets and no liabilities.

     SECTION  2.9  Tax  Returns  and  Payments.  All  tax  returns  of  TDT  and
                   ---------------------------
Subsidiaries (Federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly filed or extended and are complete and accurate in all material respects. Schedule 2.9 sets forth a list of all extended filings which are still pending and which must be completed after the Closing. TDT and Subsidiaries have paid all taxes due on said returns, any assessments made against TDT and Subsidiaries and all other taxes, fees and similar charges imposed on TDT and Subsidiaries by any governmental authority (other than those, the amount or validity of which is being contested in good faith by appropriate proceedings). No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges. TDT, Subsidiaries and Acquisition know of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis thereof.

         Acquisition, which was formed on May 9, 2002 has not filed, and has not yet been required to file any tax return.

     SECTION  2.10  Required  Authorizations.  There have been or will be timely
                    ------------------------
filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications, waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by TDT, Subsidiaries and Acquisition or the consummation by them of the transactions contemplated hereby. Prior to the Closing, the shareholders of Acquisition shall have approved this Agreement as required by NJBCA and the transactions contemplated hereunder and appropriate corporate filings shall have been made with the State of New Jersey, as required.

     SECTION   2.11   Compliance   with   Law   and   Government    Regulations.
                     -------------------------------------------
TDT,Subsidiaries and Acquisition are, to the best of their knowledge, in compliance in all material respects with and are not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting TDT, Subsidiaries, Acquisition, or either of their properties or the operation of their businesses. TDT, Subsidiaries and Acquisition are not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or, with respect to TDT, the stockholders, is required to be obtained by TDT, Subsidiaries or Acquisition for the entry into or the performance of this Agreement.

     SECTION 2.12 Litigation.  Except as set forth on Schedule 2.12, there is no
                  ----------
litigation, arbitration, proceeding or investigation pending, or, to the knowledge of TDT or Subsidiaries, threatened or anticipated, to which TDT, Subsidiaries or Acquisition is a party or which may result in any material change in the business or condition, financial or otherwise, of TDT, Subsidiaries or Acquisition or in any of their properties or assets, or which might result in any liability on the part of TDT, Subsidiaries or Acquisition, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and, to the knowledge of TDT and Subsidiaries, there is no basis for any such litigation, arbitration, proceeding or investigation. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting TDT, Subsidiaries or Acquisition or any their assets that is not disclosed herein. Schedule 2.12 contains a complete and accurate description of all claims, suits, litigations, proceedings, investigations, disputes, writs, injunctions, judgments and decrees since September 8, 2000 to which TDT and Subsidiaries have been a party.

     SECTION 2.13   Trade Names and Rights.
                    ----------------------

     (a) TDT and Acquisition do not use any trade mark, service mark, trade name, or copyright in its business, nor does it own any trade marks, trade mark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications. No person owns any trade mark, trade mark registration or application, service mark, trade name, copyright or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of the business of TDT or Acquisition.

     (b) Schedule 2.13(b) annexed hereto and by this reference is made a part hereof, contains a complete list of all patents, assignments of patents, patent licenses, trademarks, service marks, trade marks, service mark, trademark and service mark registrations, applications and licenses with respect to the forgoing owned or held by the Subsidiaries. Neither TDT nor Subsidiaries have knowledge of any facts and nothing has come to their attention that would lead them to believe that they have infringed or misappropriated or are infringing upon any trademark, copyright, patent or other similar right of any person. No claim relating thereto is pending or to the knowledge of TDT and Subsiaries is threatened. TDT and Subsidiaries have no knowledge of any rights owned by third parties in the patents, trademarks and other intellectual property rights listed in Schedule 2.13(b), except as set forth in Schedule 2.13(b).

     SECTION 2.14 Governmental Consent. No consent,  approval,  authorization or
                  --------------------
order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of TDT or Subsidiaries is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby other than filing the Agreement together with the Certificate of Merger with the State of New Jersey.

     SECTION  2.15  No  Disqualifying   Orders.   None  of  TDT,   Subsidiaries,
                    --------------------------
Acquisition, the Principal Stockholders or any of its affiliates, directors, officers or principals is subject to any disqualifying order under the "Bad Boy" provisions of the federal or any state's securities law. As used herein, "Bad Boy" provisions include Rule 262 of Regulation A, Rule 507 of Regulation D and other similar disqualifying provisions of federal and state securities laws.

     SECTION 2.16 Real Property.  None of TDT,  Subsidiaries or Acquisition owns
                  -------------
any real property. Schedule 2.16 lists all real property leases (the "Leases") to which TDT and Subsidiaries are a party and lists the term of such Lease, any extension and expansion options, and the rent payable thereunder. TDT has delivered to Stronghold complete and accurate copies of the Leases. With respect to each Lease:

     (a) such Lease is legal, valid, binding, enforceable and in full force and effect;

     (b) such Lease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

     (c) except as set forth in Schedule 2.16, neither TDT nor any Subsidiary nor, to the knowledge of TDT or Subsidiaries, any other party, is in breach or violation of, or default under, any such Lease, and no event has occurred, is pending or, to the knowledge of TDT or Subsidiaries, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by TDT or any Subsidiary or, to the knowledge of TDT or Subsidiaries, any other party under such Lease;

     (d) there are no disputes, oral agreements or forbearance programs in effect as to such Lease;

     (e) neither TDT nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

     (f) to the knowledge of TDT and Subsidiaries, all facilities leased or subleased thereunder are supplied with utilities and other services adequate for the operation of said facilities; and

     (g) TDT and Subsidiaries are not aware of any security interest, easement, covenant or other restriction applicable to the real property subject to such lease which would reasonably be expected to materially impair the current uses or the occupancy by TDT or a Subsidiary of the property subject thereto.

     SECTION 2.17    Contracts.
                     ---------

     (a) Schedule 2.17 lists the following agreements (written or oral) to which TDT or any Subsidiary is a party as of the date of this Agreement:

          (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $10,000 per annum or having a remaining term longer than six months;

          (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $10,000, or (C) in which TDT or any Subsidiary has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

          (iii) any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $10,000 or under which it has imposed (or may impose) a security interest on any of its assets, tangible or intangible;

          (v) any agreement for the disposition of any significant portion of the assets or business of TDT or any Subsidiary (other than sales of products in the Ordinary Course of Business) or any agreement for the acquisition of the assets or business of any other entity (other than purchases of inventory or components in the Ordinary Course of Business). As used in this Agreement "Ordinary Course of Business" shall mean ordinary course of business consistent with past custom and practice (including with respect to frequency and amount);

          (vi) any agreement concerning confidentiality or noncompetition;

          (vii) any employment or consulting agreement;

          (viii) any agreement involving any current or former officer, director or stockholder of TDT or Subsidiaries or an affiliate thereof;

          (ix) any agreement under which the consequences of a default or termination would reasonably be expected to have a material adverse effect on TDT or Subsidiaries;

          (x) any agreement which contains any provisions requiring TDT or any Subsidiary to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business); and

          (xi) any other agreement (or group of related agreements) either involving more than $10,000 or not entered into in the Ordinary Course of Business.

     (b) TDT has delivered to Stronghold a complete and accurate copy of each agreement listed in Schedule 2.17. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither TDT nor any Subsidiary nor, to the knowledge of TDT or Subsidiaries, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of TDT or Subsidiaries, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by TDT or any Subsidiary or, to the knowledge of TDT or Subsidiaries, any other party under such agreement.

     SECTION  2.18  Powers  of  Attorney.  There  are no  outstanding  powers of
                    --------------------
attorney executed on behalf of TDT or any Subsidiary.

     SECTION  2.19  Insurance.   Schedule  2.19  lists  each  insurance   policy
                    ---------
(including fire, theft, casualty, comprehensive general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which TDT or any Subsidiaries are a party, all of which are in full force and effect. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of TDT and Subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, to TDT's and Subsidiaries' knowledge, neither TDT nor any Subsidiary may be liable for retroactive premiums or similar payments, and TDT and Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. TDT and Subsidiaries have no knowledge of any threatened termination of, or premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

     SECTION  2.20  Employee  Benefits.  Except as set forth in  Schedule  2.20,
                    ------------------
neither TDT nor any Subsidiary sponsors or otherwise maintains a "pension plan" within the meaning of Section 3(2) of ERISA or any other retirement plan [other than the TDT Profit Sharing and 401(k) Plan and Trust that is intended to qualify under Section 401 of the IRC], nor do any unfunded liabilities exist with respect to any employee benefit plan, past or present. No employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in Section 4975 of the IRC, which may have a material adverse effect on the condition, financial or otherwise, on TDT or Subsidiaries.

     SECTION  2.21  Labor   Relations;   Compliance.   Since  their   respective
                    -------------------------------
inceptions, there has not been, there is not presently pending or existing, and to the respective party's knowledge there is not threatened, (a) any strike, slowdown, picketing, work stoppage or employee grievance process, (b) any Proceeding against or affecting TDT or Subsidiaries relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting any of TDT, the Subsidiaries or their premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by TDT or Subsidiaries, and no such action is contemplated by TDT or Subsidiaries. To the respective party's knowledge, TDT and Subsidiaries have complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing. Neither TDT nor Subsidiaries have been determined liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

     SECTION 2.22  Permits.  TDT and  Subsidiaries  have all Permits that are or
                   -------
will be legally required to enable it to conduct its business in all material respects as now conducted.

     SECTION   2.23   No   Conflict   or   Violation;   Consent.   None  of  the
                      -----------------------------------------
execution,delivery or performance of this Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by TDT, Subsidiaries, Acquisition or any Principal Stockholder with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the governing documents of TDT, Subsidiaries, Acquisition or any Principal Stockholder, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any encumbrance upon any of its respective assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or the arrangement to which TDT, any of its Subsidiaries or any Principal Stockholder is a party or by which TDT, Subsidiaries or any Principal Stockholder is bound or to which any of its respective assets are subject, (c) violate any applicable regulation or court order or (d) impose any encumbrance on any assets except, with respect to (b) and (d) above, where such violation, conflict, default, termination or encumbrance would not be likely to result in, individually or in the aggregate, a material adverse effect on the business or operations of TDT or Subsidiaries. No notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Person (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by TDT, Subsidiaries or any Principal Stockholder in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 2.24 Full Disclosure.  None of the  representations  and warranties
                  ---------------
made by TDT, Subsidiaries, Acquisition or Principal Stockholders herein, or in any exhibit, certificate or memorandum furnished or to be furnished by TDT, Subsidiaries or Acquisition on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading. The information with respect to TDT and Stronghold which is to be included in any information statement or proxy statement to be sent to the shareholders of TDT will not contain any untrue statement of material fact, or omit to state any material fact necessary to make the statement or fact contained therein not misleading.

     SECTION 2.25 Transactions with Affiliates.  Except as set forth in Schedule
                  ----------------------------
2.25, no director or officer of TDT, Subsidiaries, Acquisition or Principal Stockholders or any member of his or her immediate family, is a party to any contract or other business arrangement or relationship of any kind, including lending or borrowing arrangements, with TDT, Subsidiaries or Principal Stockholders, or has an ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with TDT, Subsidiaries or Principal Stockholders.

     SECTION 2.26  Environmental Matters.
                   ---------------------

     (a) TDT and Subsidiaries are in material compliance with all Environmental Laws (as defined below);

     (b) TDT and Subsidiaries have no knowledge of an existing or potential Environmental Claim (as defined below), nor has TDT, any Subsidiary or any Principal Stockholder received any notification or knowledge of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, any disposal, release, or threatened release at any location of any Hazardous
Substance (as defined below) stored, generated or transported by TDT or Subsidiaries;

     (c) to the knowledge of TDT and Subsidiaries, (A) no underground tank or other underground storage receptacle for Hazardous Substance has leaked from any underground tank or related piping at any time; and (B) there have been no releases of Hazardous Substances by TDT or Subsidiaries on, upon or into any properties of TDT, Subsidiaries or any of their predecessors;

     (d) to the knowledge of TDT and Subsidiaries, there has never been any PCBs or asbestos located at or on any owned or leased property by TDT, Subsidiaries or any of their predecessors;

     (e) No environmental lien has ever been attached to any real property owned or leased by TDT, Subsidiaries or any of its predecessors;

     (f) Definitions.

          (i) For purposes of this Agreement, "Environmental Laws" shall mean all federal, state, district, local and foreign laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits, or demand letters issued, promulgated, or entered pursuant thereto, relating to pollution or protection of the environment (including without limitation ambient air, surface water, ground water, land surface, or subsurface strata), including without limitation (x) laws relating to emissions, discharges, releases or threatened releases, or threatened releases of pollutants, contaminants, chemicals, materials, wastes or other substances into the environment and (y) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances.

          (ii) For purposes of this Agreement, "Environmental Claims" shall mean all accusations, allegations, notice of violations, liens, claims, demands, suits or causes of action or any damage, including without limitation, personal injury, property damage (including any depreciation of property values), lost use of property, or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws.

          (iii) For purposes of this Agreement, "Environmental Conditions" shall mean the state of environment, including natural resources (e.g. flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata, or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injection, escaping, leaching, disposal, dumping, or threatened release of Hazardous Substances by any Consolidated Entity or its predecessors or such predecessors in interest, agents, representatives, employees, or independent contracts.

          (iv) For purposes of this Agreement, "Hazardous Substances" shall mean all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic, or otherwise hazardous substances or materials (whether solids, liquids or gases), including but not limited to any substances, materials, or wastes subject to regulation, control, or remediation under Environmental Laws.

                                  ARTICLE III

                 COVENANTS OF TDT, SUBSIDIARIES, ACQUISITION AND
                           THE PRINCIPAL STOCKHOLDERS

     SECTION 3.1 Conduct  Prior to the Closing.  Between the date hereof and the
                 -----------------------------
Closing, other than actions or transactions referred to herein:

     (a) TDT, Subsidiaries and Acquisition will not enter into any material agreement, contract or commitment, whether written or oral, or engage in any transaction, without the prior written consent of Stronghold;

     (b) TDT, Subsidiaries and Acquisition will not pay, incur or declare any dividends or distributions with respect to its capital stock or amend its Articles of Incorporation or Certificate of Incorporation or By-Laws, without the prior written consent of Stronghold;

     (c) TDT, Subsidiaries and Acquisition will not authorize, issue, sell, purchase or redeem any shares of its capital stock or any options or other rights to acquire its capital stock, without the prior written consent of Stronghold;

     (d) TDT, Subsidiaries and Acquisition will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish written information to Stronghold in connection with any such requirements imposed upon the parties hereto in connection therewith;

     (e) TDT, Subsidiaries and Acquisition will not incur any indebtedness for money borrowed, or issue or sell any debt securities, incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, acquire or dispose of fixed assets change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount or enter into any other transaction other than in the regular course of business, except to comply with the terms of this Agreement, without the prior written consent of Stronghold;

     (f) TDT, Subsidiaries and Acquisition will not make any investment of capital nature either buy purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

     (g) TDT,  Subsidiaries  and  Acquisition  will not enter into any  contract
whatsoever,   including  any  employment  contract  or  any  other  compensation arrangement;

     (h) TDT, Subsidiaries and Acquisition will not do any other act which would cause any representation or warranty of TDT, Subsidiaries or Acquisition in this Agreement to be or become untrue in any material respect or that is not in the Ordinary Course of Business;

     (i) None of TDT, Subsidiaries, Acquisition or any Principal Stockholder shall directly or indirectly (a) solicit any inquiry or proposal or enter into or continue any discussions, negotiation or agreements relating to (i) the sale or exchange of TDT or Acquisition's capital stock, or (ii) the merger of TDT or Acquisition with any Person other than

Stronghold, or (b) provide any assistance or any information or other otherwise cooperate with any Person in connection with any such inquiry, proposal or transaction;

     (j) TDT, Subsidiaries and Acquisition shall grant to Stronghold and its counsel, accountants and other representatives, full access during normal business hours during the period to the Closing to all of its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to Stronghold and such representatives all information relating to TDT and Subsidiaries as Stronghold may reasonably request, and shall extend to Stronghold the opportunity to meet with TDT's accountants and attorneys to discuss the financial condition of TDT and Subsidiaries; and

     (k) Except for the transactions contemplated by this Agreement, TDT, Subsidiaries and Acquisition will conduct its business in the normal course, and shall not sell, pledge or assign any of its assets without the prior written consent of Stronghold.

     SECTION 3.2 Affirmative  Covenants.  Prior to Closing, TDT and Subsidiaries
                 ----------------------
will do the following:

     (a) Use their best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all conditions contained in this Agreement;

     (b) Promptly notify Stronghold in writing of any material adverse change in the financial condition, business, operations or key personnel of TDT, Subsidiaries or Acquisition, any threatened material litigation or investigation, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement or in an exhibit annexed hereto and made a part hereof;

     (c) Use their best efforts to satisfy all consents of or notices to its shareholders under federal and state securities laws and state corporate law; and

     (d) Obtain the written resignations of its existing officers and directors, with respect to TDT, and nominate a new Board of Directors, whose nominees are listed in Section 1.4(d), which nominations shall be effective 10 days after complying with the requirements of Rule 14f-1 of the Exchange Act, in accordance with Section 1.5(d).

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                                   STRONGHOLD

     Stronghold hereby represents, warrants and agrees, and, with respect to Sections 4.2, 4.4, 4.9 and 4.10, the Stronghold Stockholder and Stronghold together hereby jointly and severally represent, warrant and agree, as of the date hereof and as of the Closing Date:

     SECTION  4.1  Organization  of  Stronghold;   Authority.  Stronghold  is  a
                   -----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, is duly qualified or will become duly qualified and in good standing in every jurisdiction in which such qualification is necessary, except as set forth in Schedule 4.1, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. Schedule 4.1 contains a complete and accurate list for Stronghold of its jurisdiction of incorporation and other jurisdictions in which it is qualified to do business. There are no corporations or other entities with respect to which (i) Stronghold owns any of the outstanding stock or other interests, or (ii) Stronghold may be deemed to be in control except as otherwise disclosed in Schedule 4.1 annexed hereto and by this reference made a part hereof. Stronghold and its stockholders have approved this Agreement and duly authorized the execution hereof. Stronghold has full power, authority and legal right to enter into this Agreement on behalf of Stronghold and its stockholders and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. This Agreement upon its execution and delivery, is the legal, valid and binding obligation of Stronghold, enforceable against Stronghold in accordance with its respective terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     SECTION 4.2   Capitalization of Stronghold.
                   ----------------------------

     (a) The authorized capital stock of Stronghold consists of Ten Million (10,000,000) shares of common stock, no par value per share (the "Stronghold Common Stock"), of which Three Million Two Hundred Thousand, (3,200,000) shares of Stronghold Common Stock are issued and outstanding. All shares of Stronghold Common Stock currently issued and outstanding have been duly authorized and validly issued and are fully paid and non-assessable, and have been issued in compliance with any and all applicable federal and state laws or pursuant to appropriate exemptions therefrom. Other than the options listed in Schedule 4.2(a) hereto, there are no outstanding options, warrants, rights, calls, commitments or agreements of any character obligating Stronghold to issue any shares of its capital stock or other securities or any security representing the right to purchase or otherwise receive any such stock or other securities.
Schedule 4.2(a) sets forth the name of each holder of shares of Stronghold Common Stock, as well as the number of shares of Stronghold Common Stock held by each such holder as of the Closing Date.

     (b) Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal or right of any person to cause any redemption of Stronghold Common Stock or the merger or consolidation of Stronghold with or into any other entity.

     (c) There are no agreements among stockholders of Stronghold, or otherwise, voting trusts, proxies or other agreements or understanding of any character, whether written or oral, with respect to or concerning the purchase, sale, transfer or voting of the Stronghold Common Stock or any other security of Stronghold, except as set forth in Schedule 4.2(c).

     (d) Stronghold does not have any legal obligations, absolute or contingent, to any other person or entity to sell the assets or to sell any capital stock or any other security of Stronghold or to effect any merger, consolidation or other reorganization of Stronghold or to enter into any agreement with respect thereto, except pursuant to this Agreement.

     SECTION  4.3  Charter  Documents.   Complete  and  correct  copies  of  the
                   ------------------
Certificate of Incorporation and By-Laws of Stronghold have been delivered to TDT.

     SECTION  4.4   Financial Statements,  Assets and Liabilities.
                    ---------------------------------------------

     (a) Stronghold's audited financial statements for the stub period from inception through December 31, 2000, and for the year ending December 31, 2001, have been delivered to TDT and are true and complete in all material respects, having been prepared in accordance with GAAP applied on a consistent basis for the periods covered by such statements, and fairly present, in accordance with GAAP, the financial condition of Stronghold and results of its operations in all material respects for the periods covered thereby. Stronghold maintains a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets,
(iii) access to assets is permitted only in accordance with management's authorizations and (iv) the recorded accountability for assets if compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference. Stronghold has not engaged in any transaction, maintained any back account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained books and records.

     (b) Stronghold has good and marketable title to all of its assets and property to be delivered to TDT hereunder free and clear of any and all liens, claims and encumbrances, except as may be otherwise set forth herein and in its financial statements. As of the date hereof, Stronghold does not have any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, whether due or to become due, that are not fully reflected in the Stronghold financial statements.

     SECTION  4.5  Absence of Certain  Changes or Events.  Since the date of the
                   -------------------------------------
latest Stronghold financial statement and except as disclosed otherwise herein, Stronghold has not (i) issued or sold any promissory note, unit of ownership or membership, bond, option or other security of which it was an issuer or other obligor, (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, direct or indirect, except in the ordinary course of its business, (iii) incurred or suffered to be incurred any liability or obligation whatsoever, except in the ordinary course of its business, (iv) caused or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (v) declared or made any dividend, payment or distribution to members or purchased or redeemed or agreed to purchase or redeem any member's ownership rights, (vi) reclassified its shares of capital stock, (vii) entered into any agreement or transaction except in connection with the execution and performance of this Agreement,
(viii) amended its Articles of Incorporation or Certificate of Incorporation or By-Laws, or (ix) acquired any equity interest in any other Person.

     SECTION 4.6 Tax  Returns  and  Payments.  All of  Stronghold's  tax returns
                 ---------------------------
(Federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly filed or extended with the appropriate governmental authority and are complete and accurate in all respects. Stronghold has paid all taxes to be due on said returns, any assessments made against Stronghold and all other taxes, fees and similar charges imposed on Stronghold by any governmental authority (other than those, the amount or validity of which is being contested in good faith by appropriate proceedings). No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges. Stronghold knows of
(i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis thereof.

     SECTION  4.7  Required  Authorizations.  There  have been or will be timely
                   ------------------------
filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications, waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by Stronghold or the consummation by it of the transactions contemplated hereby and appropriate corporate filings shall have been made in the State of New Jersey, as required.

     SECTION 4.8 Compliance with Law and Government Regulations.  Stronghold is,
                 ----------------------------------------------
to the best of its knowledge, in compliance in all material respects with all applicable statutes, regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation), decrees, orders, restrictions, guidelines and standards affecting its properties and operations, imposed by the United States of America or any state to which Stronghold is subject, the failure to comply with which would, either individually or in the aggregate, have a material adverse effect on the business, finances or prospects of Stronghold. Stronghold is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

     SECTION 4.9 Litigation. There is no litigation,  arbitration, proceeding or
                 ----------
investigation pending, or, to the knowledge of Stronghold, threatened or anticipated, to which Stronghold is a party or which may result in any material change in the business condition, financial or otherwise, of Stronghold or in any of its properties or assets, or which might result in any liability on the part of Stronghold, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of Stronghold, there is no basis for any such litigation, arbitration, proceeding or investigation except as otherwise set forth in Schedule 4.9. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting Stronghold or any of either of their assets that is not disclosed herein. Schedule 4.9 contains a complete and accurate description of all claims, suits, litigations, proceedings, investigations, disputes, writs, injunctions, judgments and decrees since July 31, 2000 to which Stronghold has been a party.

     SECTION  4.10  Patents  and  Other  Proprietary   Rights.   Stronghold  has
                    ----------------------------------------
sufficient title and ownership of, or right to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for the conduct of its business (collectively, the "Stronghold Intellectual Property Assets") as now conducted and as proposed to be conducted free and clear of all liens, security interests, charges, encumbrances and other adverse claims. To the knowledge of Stronghold, such business does not and would not conflict with or constitute an infringement on the rights of others, or to the knowledge of Stronghold, is being infringed by others. Schedule 4.10 sets forth the Stronghold Intellectual Property Assets.

     SECTION 4.11 Governmental Consent. No consent,  approval,  authorization or
                  --------------------
order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of Stronghold is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby other than filing the Agreement together with Certificate of Merger with the State of New Jersey.

     SECTION 4.12 Investment  Purpose.  Stronghold has received or shall receive
                  -------------------
by the Closing representations from its stockholders that the recipients of the restricted Merger Shares hereunder are acquiring the shares for investment purposes only and acknowledgments that the Merger Shares issued hereunder are "restricted securities" and may not be sold, traded or otherwise transferred without registration under the Securities Act or exemption therefrom.

     SECTION 4.13 No  Disqualifying  Orders.  Neither  Stronghold nor any of its
                  -------------------------
affiliates, directors, officers or principals is subject to any disqualifying order under the "Bad Boy" provisions of the federal or any state's securities law which are defined in Section 2.15.

     SECTION  4.14 Real  Property.  Stronghold  does not own any real  property.
                   --------------
Schedule 4.14 lists all real property leases (the "Stronghold Leases") and lists the term of such Stronghold Lease, any extension and expansion options, and the rent payable thereunder. Stronghold has delivered to TDT complete and accurate copies of the Stronghold Leases. With respect to each Stronghold Lease:

     (a) such Stronghold Lease is legal, valid, binding, enforceable and in full force and effect;

     (b) such Stronghold Lease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

     (c) Neither Stronghold, nor, to the knowledge of Stronghold, any other party, is in breach or violation of, or default under, any such Stronghold Lease, and no event has occurred, is pending or, to the knowledge of the Stronghold, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by Stronghold or, to the knowledge of Stronghold, any other party under such Stronghold Lease;

     (d) there are no disputes, oral agreements or forbearance programs in effect as to such Stronghold Lease;

     (e) Stronghold has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

     (f) to the knowledge of Stronghold, all facilities leased or subleased thereunder are supplied with utilities and other services adequate for the operation of said facilities; and

     (g) Stronghold is not aware of any security interest, easement, covenant or other restriction applicable to the real property subject to such lease which would reasonably be expected to materially impair the current uses or the occupancy by Stronghold of the property subject thereto.

SECTION 4.15      Contracts.
                  ---------

     (a) Schedule 4.15 lists the following agreements (written or oral) to which Stronghold is a party as of the date of this Agreement:

          (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $50,000 per annum or having a remaining term longer than six months;

          (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $50,000 or (C) in which Stronghold has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

          (iii) any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $50,000 or under which it has imposed (or may impose) a security interest on any of its assets, tangible or intangible;

          (v) any agreement for the disposition of any significant portion of the assets or business of Stronghold (other than sales of products in the Ordinary Course of Business) or any agreement for the acquisition of the assets or business of any other entity (other than purchases of inventory or components in the Ordinary Course of Business);

          (vi) any agreement concerning confidentiality or noncompetition;

          (vii) any employment or consulting agreement;

          (viii) any agreement involving any current or former officer, director or stockholder of Stronghold or an affiliate thereof;

          (ix) any agreement under which the consequences of a default or termination would reasonably be expected to have a material adverse effect on Stronghold;

          (x) any agreement which contains any provisions requiring Stronghold to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business); and

          (xi) any other agreement (or group of related agreements) either involving more than $50,000 or not entered into in the Ordinary Course of Business.

     (b) Stronghold has delivered to TDT a complete and accurate copy of each agreement listed in Schedule 4.16. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither Stronghold nor, to the knowledge of Stronghold, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of Stronghold, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by Stronghold or, to the knowledge of Stronghold, any other party under such agreement.

     SECTION  4.16  Powers  of  Attorney.  There  are no  outstanding  powers of
                    --------------------
attorney executed on behalf of Stronghold.

     SECTION  4.17  Insurance.   Schedule  4.17  lists  each  insurance   policy
                    ---------
(including fire, theft, casualty, comprehensive general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which Stronghold is a party, all of which are in full force and effect. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of Stronghold. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, to Stronghold's knowledge, Stronghold is not liable for retroactive premiums or similar payments, and Stronghold is otherwise in compliance in all material respects with the terms of such policies. Stronghold has no knowledge of any threatened termination of, or premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

     SECTION  4.18   Employee   Benefits.   Except  as  set  forth  in  Schedule
                     -------------------
4.18,Stronghold does not sponsor or otherwise maintain a "pension plan" within the meaning of Section 3(2) of ERISA or any other retirement plan, nor do any unfunded liabilities exist with respect to any employee benefit plan, past or present. No employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in Section 4975 of the IRC, which may have a material adverse effect on the condition, financial or otherwise, of Stronghold.

     SECTION 4.19 Labor Relations;  Compliance.  Since  Stronghold's  inception,
                  ----------------------------
there has not been, there is not presently pending or existing, and to Stronghold's knowledge there is not threatened, (a) any strike, slowdown, picketing, work stoppage or employee grievance process, (b) any Proceeding against or affecting Stronghold relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting any of Stronghold or its premises or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by Stronghold, and no such action is contemplated by Stronghold. To Stronghold's knowledge, Stronghold has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing. Stronghold has not been determined liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

     SECTION  4.20  Permits.  Stronghold  has all  Permits  that  are or will be
                    --------
legally required to enable it to conduct its business in all material respects as now conducted.

     SECTION   4.21   No   Conflict   or   Violation;   Consent.   None  of  the
                      -----------------------------------------
execution,delivery or performance of this Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by Stronghold with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the governing documents of Stronghold, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any encumbrance upon any of its respective assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or the arrangement to which Stronghold is a party or by which Stronghold is bound or to which any of its respective assets are subject, (c) violate any applicable regulation or court order or (d) impose any encumbrance on any assets. No notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Person (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Stronghold in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 4.22 Full Disclosure.  None of the  representations  and warranties
                  ---------------
made by Stronghold herein, or in any exhibit, certificate or memorandum furnished or to be furnished by, on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading. All information with respect to Stronghold which is to be included in any information or proxy statement to be sent to the shareholders of TDT and which has been provided by Stronghold to TDT or its counsel or other advisors shall not contain any untrue statement of material fact, or omit to state any material fact necessary to make the statement or fact contained therein not misleading.

     SECTION  4.23  Transactions  and  Affiliates.   No  director,   officer  or
                    -----------------------------
stockholder of Stronghold or any member of each of their respective immediate families, is a party to any contract or other business arrangement or relationship of any kind with Stronghold, or has an ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with Stronghold, except as set forth in Schedule 4.23.

     SECTION 4.24 Environmental Matters.
                  ---------------------

     (a) Stronghold is in material compliance with all Environmental Laws;

     (b) Stronghold has no knowledge of an existing or potential Environmental Claim, nor has Stronghold received any notification or knowledge of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, any disposal, release, or threatened release at any location of any Hazardous Substance stored, generated or transported by Stronghold;

     (c) to the knowledge of Stronghold, (A) no underground tank or other underground storage receptacle for Hazardous Substance has leaked from any underground tank or related piping at any time; and (B) there have been no releases of Hazardous Substances by Stronghold, upon or into any properties of Stronghold or any of its predecessors;

     (d) to the knowledge of Stronghold, there has never been any PCBs or asbestos located at or on any owned or leased property by Stronghold or any of its predecessors; and

     (e) No environmental lien has ever been attached to any real property owned or leased by Stronghold.

     SECTION 4.25 Books and Records.  The books of account,  minute books, stock
                  ------------------
record books, and other records of Stronghold, all of which have been made available to TDT, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of Stronghold contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the board of directors, and any committees of the board of directors of Stronghold.


     SECTION 4.26  Accounts  Receivable.  All accounts  receivable of Stronghold
                   --------------------
that are reflected on the balance sheet for the December 31, 2001 financial statements of Stronghold or on any other accounting records of Stronghold as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. There is no contest, claim or right of set-off, other than returns in the Ordinary Course of Business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

     SECTION 4.27 No Undisclosed Liabilities.  There are no material liabilities
                  --------------------------
of Stronghold other than:

     (a) Liabilities set forth on, reserved against or reflected in the December 31, 2001 balance sheet and notes thereto;

     (b) Liabilities disclosed in this Agreement, the Exhibits attached hereto, and in the Schedules or lists furnished pursuant hereto (and for this purpose, the disclosure of facts, circumstances, situations and conditions in the Schedules shall be deemed disclosure of liabilities which arise from such facts, circumstances, situations and conditions regardless of whether, when or in what form such liabilities may arise in the future); or

     (c) Liabilities incurred in the Ordinary Course of Business since the December 31, 2001 balance sheet, none of which had a material adverse effect on the business, financial condition or results of operations of Stronghold, and none of which is required to be recorded under GAAP in respect of any period prior to December 31, 2001, and none of which is in respect of a material claim for damages, fines or other legal relief.

                                   ARTICLE V

                             COVENANTS OF STRONGHOLD

     SECTION 5.1 Conduct  Prior to the Closing.  Between the date hereof and the
                 -----------------------------
Closing:

     (a) Stronghold will not pay, incur or declare any dividends or distributions with respect to its shares of Stronghold Common Stock or amend its Certificate of Incorporation or By-Laws without the prior written consent of TDT;

     (b) Stronghold will not authorize, issue, sell, purchase, or redeem any shares of its capital stock or any options or other rights to acquire its capital stock, without the prior written consent of TDT;

     (c) Stronghold will not do any other act which would cause any representation or warranty of Stronghold in this Agreement to be or become untrue in any material respect or that is not in the Ordinary Course of Business;

     (d) Stronghold shall not directly or indirectly (a) solicit any inquiry or proposal or enter into or continue any discussions, negotiation or agreements relating to (i) the sale or exchange of Stronghold's capital stock, or (ii) the merger of Stronghold with any Person other than TDT or (b) provide any assistance or any information or otherwise cooperate with any Person in connection with any such inquiry, proposal or transaction;

     (e) Stronghold will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish written information to TDT in connection with any such requirements imposed upon the parties hereto in connection therewith;

     (f) Stronghold will not make any investment of capital nature either buy purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

     (g) Stronghold shall grant to TDT and its counsel, accountants and other representatives, full access during normal business hours during the period to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to TDT and such representatives all information relating to Stronghold as TDT may reasonably request, and shall extend to TDT the opportunity to meet with Stronghold's accountants and attorneys to discuss the financial condition of Stronghold; and

     (h) Except for the transactions contemplated by this Agreement, Stronghold will conduct its business in the normal course, and shall not sell, pledge or assign any of its assets without the prior written consent of TDT.

     SECTION 5.2 Affirmative Covenants. Prior to Closing, Stronghold will do the
                 ---------------------
following: Between the date hereof and the Closing:

     (a) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all conditions contained in this Agreement; and

     (b) Promptly notify TDT in writing of any material adverse change in the financial condition, business, operations or key personnel of Stronghold, any threatened material litigation or investigation, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement, or in a Schedule or Exhibit annexed hereto and made a part hereof.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     SECTION 6.1 Expenses.  All costs and expenses  incurred in connection  with
                 --------
this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that Stronghold shall pay to SVCH (as defined in Section 12.15) reasonable out- of-pocket expenses incurred in connection with the transactions contemplated hereby, including the SVCH Transaction, not to exceed $35,000.

     SECTION 6.2 Brokers and Finders.  Except as set forth in Schedule 6.2, each
                 --------------------
of the parties hereto represents, as to itself, that no agent, broker, investment banker or firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     SECTION 6.3 Necessary  Actions.  Subject to the terms and conditions herein
                 ------------------
provided, each of the parties hereto agree to use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper managers, officers and/or directors of TDT or Stronghold, as the case may be, shall take all such necessary action.

     SECTION 6.4  Indemnification.
                  ---------------

     (a) General.
         -------

          (i) Subsequent to the Closing, TDT, Subsidiaries and the Principal Stockholders shall, jointly and severally, indemnify Stronghold, and each of the Stronghold stockholders ("Stronghold Indemnified Parties") against, and hold each of the Stronghold Indemnified Parties harmless from any damage, claim, loss, cost, liability or expense, including without limitation, interest, penalties, reasonable attorneys' fees and expenses of investigation, diminution of value, response action, removal action or remedial action (collectively "Damages") incurred by any such Stronghold Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, the breach of any warranty, representation, covenant or agreement of TDT, Subsidiaries, Acquisition or the Principal Stockholders contained in this Agreement or any schedule hereto or in any certificate or instrument of conveyance delivered by or on behalf of TDT or the Principal Stockholders pursuant to this Agreement or in connection with the transaction contemplated hereby.

          (ii) Subsequent to the Closing, Stronghold shall indemnify TDT and the Principal Stockholders ("TDT Indemnified Parties"), against, and hold each of the TDT Indemnified Parties harmless from, any Damages incurred by such TDT Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, the breach of any warranty, representation, covenant or agreement of Stronghold contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of Stronghold pursuant to this Agreement or in connection with the transactions contemplated hereby.

         The term "Damages" as used in this Section 6.4 is not limited to matters asserted by third parties against Stronghold Indemnified Parties or TDT Indemnified Parties, but includes Damages incurred or sustained by such persons in the absence of third party claims.

     (b) Procedure for Claims.
         --------------------

          (i) If a claim for Damages (a "Claim") is to be made by a person entitled to indemnification hereunder, the person claiming such indemnification (the "Indemnified Party"), subject to clause (ii) below, shall give written notice (a "Claim Notice") to the indemnifying person (the "Indemnifying Party") as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 6.4. The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except and only to the extent that, the Indemnifying Party demonstrates actual material damage caused by such failure. In the case of a Claim involving the assertion of a claim by a third party (whether pursuant to a lawsuit or other legal action or otherwise, a "Third-Party Claim"), if the Indemnifying Party shall acknowledge in writing to the Indemnified Party under the terms of its indemnity hereunder in connection with such Third-Party Claim, then (A) the Indemnifying Party shall be entitled and, if it so elects, shall be obligated at its own cost, risk and expense, (1) to take control of the defense and investigation of such Third-Party Claim and (2) to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, and (B) the Indemnifying Party shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. In the event the Indemnifying Party elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this
     Section 6.4, the Indemnified Party may, at its own cost and expense, participate in the investigation, trial and defense of such Third-Party Claim; provided that, if the named persons to a lawsuit or other legal action include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall be entitled, at the Indemnifying Party's cost, risk and expense, to separate counsel of its own choosing. If the Indemnifying Party fails to assume the defense of such Third-Party Claim in accordance with this Section 6.4 within 10 calendar days after receipt of the Claim Notice, the Indemnified Party against which such Third-Party Claim has been asserted shall, upon delivering notice to such effect to the Indemnifying Party, have the right to undertake, at the Indemnifying Party's cost, risk and expense, the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account of the Indemnifying Party; provided that such Third-Party Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section 6.4 and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any and all Damages by reason of such settlement or judgment.

          (ii) Notwithstanding clause (i) above, in the event that the Indemnified Party is a TDT Indemnified Party, any Claim Notice, election or other notification or correspondence required pursuant to such clause (i) shall be valid if it is delivered to Kaplan Gottbetter & Levenson, LLP (the "Stockholder Representative"). Each Principal Stockholder hereby irrevocably appoints the Stockholder Representative as its agent and attorney-in-fact with respect to the matters set forth in this Section 6.4, and hereby irrevocably grants to the Stockholder Representative the authority to administer Claims on behalf of such Stockholder, to exercise such other rights and powers as are set forth in this Agreement and to enter into, and to bind such Stockholder with respect to, the settlement of any such Claim. Each Stronghold Indemnified Party shall be entitled to rely on the agreements and representations of, and notices and other correspondence from, the Stockholder Representative as such agent and attorney-in-fact in connection with any Claim by or against any Stockholder pursuant to this Section 6.4.

     (c) No Right of Contribution. After the Closing, Subsidiaries and Principal
         ------------------------
Stockholders shall not have any right of contribution against the Surviving Corporation for any breach of any representation, warranty, covenant or agreement of TDT. Stronghold and TDT shall be entitled to specific performance and injunctive relief, without posting bond or other security, for the purpose of asserting their respective rights under this Section 6.4. The remedies described in this Section 6.4 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties may elect to pursue.

     SECTION 6.5   Escrow of TDT Common Stock held by Principal Stockholders.
                   ---------------------------------------------------------

     (a) Immediately prior to the Closing, certain holders of shares of TDT common stock (the "TDT Escrow Holders"), as set forth on Schedule 6.5 hereto, shall deposit into escrow with Kaplan Gottbetter & Levenson, LLP, as escrow agent (the "Escrow Agent"), an aggregate of One Million (1,000,000) shares of TDT Common Stock owned by them (the "Escrowed Shares"), in the amounts set forth on Schedule 6.5, and in accordance with an Escrow Agreement by and among the TDT Escrow Holders, Stronghold, TDT and the Escrow Agent. The Escrowed Shares shall be released from escrow only in accordance with the Escrow Agreement and this
Section 6.5 as follows:

          (i) Upon the earlier to occur of (i) a closing (or series of closings) of any equity financing (other than the SVCH Transaction as defined in Section 12.15) in which TDT receives aggregate net proceeds of not less than $4 million at an aggregate pre-money company valuation of not less than $20 million, or (ii) the exercise of all of the SVCH Warrants (as defined in Section 12.15) pursuant to which TDT receives total proceeds of at least $3,750,000, TDT shall direct the Escrow Agent to release 500,000 Escrowed Shares to the TDT Escrow Holders in the proportions set forth in
     Schedule 6.5.

          (ii) Upon the sale by TDT of its issued and outstanding capital stock or substantially all of its assets at a value of no less than $30 million, TDT shall direct the Escrow Agent to release to the TDT Escrow Holders in the proportions set forth in Schedule 6.5 (1) 1,000,000 Escrowed Shares, provided that no Escrowed Shares were released pursuant to (i) above, or
     (2) 500,000 Escrowed Shares, provided that 500,000 Escrowed Shares were released pursuant to (i) above.

          (iii) In the event that TDT becomes listed on the American Stock Exchange or the Nasdaq Small Cap Market, TDT shall direct the Escrow Agent to release to the TDT Escrow Holders in the proportions set forth in
     Schedule 6.5 (1) 1,000,000 Escrowed Shares, or (2) the balance of Escrowed Shares in the escrow account, provided that Escrowed Shares were released pursuant to either (i) or (ii) above.

          (iv) In the event that any Escrowed Shares remain in escrow on the date that is thirty (30) months after the Closing, such remaining Escrow Shares shall be released to TDT for cancellation.


                                  ARTICLE VII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES

     The obligations of the parties under this Agreement are subject to the fulfillment and satisfaction of each of the following conditions:

     SECTION 7.1 Legal Action.  No preliminary or permanent  injunction or other
                 -------------
order by any federal or state court which prevents the consummation of this Agreement or any of the transactions contemplated by this Agreement shall have been issued and remain in effect.

     SECTION 7.2 Absence of  Termination.  The  obligations  to  consummate  the
                 -----------------------
transactions  contemplated  hereby  shall not have been  terminated  pursuant to
Article X hereof.

     SECTION 7.3 Required Approvals.  TDT and Stronghold shall have received all
                 ------------------
such approvals, consents, authorizations or modifications as may be required to permit the performance by TDT and Stronghold of the respective obligations under this Agreement, and the consummation of the transactions herein contemplated, whether from governmental authorities or other persons, and TDT and Stronghold shall each have received any and all permits and approvals from any regulatory authority having jurisdiction required for the lawful consummation of this Agreement.

     SECTION 7.4 "Blue Sky"  Compliance.  There shall have been obtained any and
                  ---------------------
all permits, approvals and consents of the appropriate state securities commissions of any jurisdictions, and of any other governmental body or agency, which counsel for TDT or Stronghold may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement may be in compliance with all applicable laws.

                                  ARTICLE VIII

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                 TDT, ACQUISITION AND THE PRINCIPAL STOCKHOLDERS

     All obligations of TDT, Acquisition and the Principal Stockholders under this Agreement are subject to the fulfillment and satisfaction by Stronghold prior to or at the time of Closing, of each of the following conditions, any one or more of which may be waived by TDT.

     SECTION  8.1   Representations   and  Warranties   True  at  Closing.   All
                    -----------------------------------------------------
representations and warranties of Stronghold contained in this Agreement will be true and correct at and as of the time of the Closing, and Stronghold shall have delivered to TDT an Officer's Certificate, dated the Closing Date, to such effect and in the form and substance satisfactory to TDT.

     SECTION 8.2  Performance.  The obligations of Stronghold to be performed on
                  -----------
or before the Closing pursuant to the terms of this Agreement shall be duly performed at such time, and Stronghold shall have delivered to TDT an Officer's Certificate, dated the Closing Date, to such effect and in form and substance satisfactory to TDT.

     SECTION 8.3 Authority.  All action  required to be taken by, or on the part
                 ---------
of Stronghold to authorize the execution, delivery and performance of this Agreement by Stronghold and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

     SECTION  8.4  Absence of Certain  Changes or Events.  There  shall not have
                   ------------------------------------
occurred, since the date hereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of Stronghold or any event or condition of any character adversely affecting Stronghold, and Stronghold shall have delivered to TDT an Officer's Certificate, dated the Closing Date, to such effect and in form and substance satisfactory to TDT.

     SECTION  8.5  Board of  Directors  Approval.  The  Merger  shall  have been
                   -----------------------------
approved by appropriate action of the Board of Directors of Stronghold.

     SECTION 8.6 Acceptance by Stronghold Stockholders.  Prior to the Closing, a
                 -------------------------------------
majority of the Stronghold stockholders shall have approved this Agreement and agreed to the Merger.

     SECTION 8.7 Required Approval.  TDT shall have taken all actions related to
                 -----------------
the due authorization of the Merger as may be required under the federal and state law, including the NJBCA and federal securities laws.

     SECTION 8.8 Closing  Documents.  Stronghold shall have delivered to TDT the
                 ------------------
documents and other items described in Section 10.2 and such other documents and items as TDT shall reasonably request.

     SECTION 8.9 Closing of SVCH  Transaction.  The SVCH Transaction  shall have
                 ----------------------------
closed.


                                   ARTICLE IX

                CONDITIONS PRECEDENT TO OBLIGATIONS OF STRONGHOLD

     All obligations of Stronghold under this Agreement are subject to the fulfillment and satisfaction by TDT, Acquisition and the Principal Stockholders prior to or at the time of Closing, of each of the following conditions, any one or more of which may be waived by Stronghold.

     SECTION  9.1   Representations   and  Warranties   True  at  Closing.   All
                    -----------------------------------------------------
representations and warranties of TDT, Subsidiaries, Acquisition and the Principal Stockholders contained in this Agreement will be true and correct at and as of the time of the Closing, and TDT,

Subsidiaries, Acquisition and the Principal Stockholders shall have delivered to Stronghold an Officer's Certificate (with respect to TDT, Subsidiaries and Acquisition) and a Principal Stockholders' Certificate (with respect to the Principal Stockholders), each dated the Closing Date, to such effect and in the form and substance satisfactory to Stronghold.

     SECTION 9.2 Performance. The obligations of TDT, Subsidiaries,  Acquisition
                 -----------
and the Principal Stockholders to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at such time, and TDT, Subsidiaries, Acquisition and the Principal Stockholders shall have delivered to Stronghold an Officer's Certificate (with respect to TDT, Subsidiaries and Acquisition) and a Principal Stockholders' Certificate (with respect to the Principal Stockholders), each dated the Closing Date, to such effect and in form and substance satisfactory to Stronghold.

     SECTION 9.3 Authority.  All action  required to be taken by, or on the part
                 ---------
of TDT and Acquisition to authorize the execution, delivery and performance of this Agreement by TDT and Acquisition and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

     SECTION  9.4  Absence of Certain  Changes or Events.  There  shall not have
                   -------------------------------------
occurred, since the date hereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of TDT, Subsidiaries or Acquisition or any event or condition of any character adversely affecting TDT, Subsidiaries or Acquisition, and it shall have delivered to Stronghold, Officer's Certificates, dated the Closing Date, to such effect and in form and substance satisfactory to Stronghold.

     SECTION 9.5  Resignations.  The current  directors  and officers of TDT and
                  ------------
Acquisition shall have submitted their resignations as directors and officers of TDT effective as of the Closing of this Agreement.

     SECTION 9.6 Opinion of Counsel.  TDT shall have  delivered to Stronghold an
                 -------------------
opinion of counsel stating that the transactions contemplated in this Agreement do not violate any state or federal securities laws.

     SECTION 9.7 Closing Documents.  TDT and the Principal Stockholders,  as the
                 -----------------
case may be, shall have delivered to Stronghold the documents and other items described in Section 10.1 and such other documents and items as Stronghold may reasonably require.

     SECTION 9.8 Exemption Under Federal and State Securities Laws. The issuance
                 -------------------------------------------------
of shares of TDT in the Merger shall not violate any federal or state securities laws.

     SECTION 9.9 Required Approval.  TDT shall have taken all actions related to
                 -----------------
the due authorization of the Merger as may be required under the federal and state law, including the NBCA and federal securities laws.

     SECTION  9.10  Board of  Directors  Approval.  The  Merger  shall have been
                    -----------------------------
approved by appropriate action of the Board of Directors of TDT.

     SECTION 9.11  TDT Common Stock.
                   ----------------
(a) Pietro Bortolatti, the President, CEO and Chairman of the Board of TDT and the owner of 5,000,000 shares of TDT Common Stock as of the date of execution of this Agreement, shall have surrendered, and TDT shall have cancelled, 4,925,000 shares of TDT Common Stock, and (b) the certain holders of TDT Common Stock, as set forth on Schedule 9.11, shall have surrendered, and TDT shall have cancelled, an aggregate of 1,370,000 shares of TDT Common Stock.

     SECTION 9.12 Closing of SVCH  Transaction.  The SVCH Transaction shall have
                  ----------------------------
closed.

                                   ARTICLE X

                                     CLOSING

                              On the Closing Date:

     SECTION  10.1  Deliveries  by  TDT.  TDT  shall  deliver  (or  cause  to be
                    -------------------
delivered) to Stronghold:

     (a) any consents required to be obtained by TDT, Subsidiaries and the Principal Stockholders;

     (b) TDT, Subsidiaries and Acquisition shall deliver an Officer's Certificate as described in Sections 9.1, 9.2 and 9.4 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by TDT, Subsidiaries and Acquisition are true and correct as of, or have been fully performed and complied with by the Closing Date and that there have been no adverse changes in each respective entity's business;

     (c) all TDT company books and records;

     (d) an opinion of Kaplan Gottbetter & Levenson, LLP, legal counsel to TDT dated as of the Closing Date, in a form reasonably satisfactory to Stronghold;

     (e) an opinion of Mont E. Tanner, Esq., special legal counsel to TDT from the State of Nevada, dated as of the Closing Date, in a form reasonably satisfactory to Stronghold;

     (f) the Merger Shares to be issued to the Stronghold stockholders in accordance with Section 1.2;

     (g) Evidence that this Agreement and the transactions contemplated hereby have been approved by the board of TDT;

     (h) Certificates of good standing from Nevada and any other state in which TDT is required to be qualified to do business;

          (i) a Secretary's Certificate of TDT, in a form and substance satisfactory to Stronghold, attaching thereto the current Articles of Incorporation of TDT, By-Laws of TDT and meeting minutes from all Board and shareholder meetings since inception as well as verification that no other director or stockholder minutes exist and no other director or stockholder meetings took place;

     (j) certificates representing 1,000,000 shares of TDT Common Stock held by the TDT Escrow Holders to be placed in escrow pursuant to Section 6.5 and pursuant to the terms of the Escrow Agreement;

     (k) certificates representing 1,370,000 shares of TDT Common Stock held by certain holders of TDT Common Stock, as set forth in Schedule 9.11, to be surrendered to TDT for cancellation pursuant to Section 9.11; and

     (l) such other documents and certificates duly executed as may reasonably be requested by Stronghold prior to the Closing Date.

     SECTION 10.2  Deliveries by  Stronghold.  Stronghold  shall deliver to TDT:
                   ------------------------

     (a) any consents required to be obtained by Stronghold;

     (b) an Officer's Certificate as described in Sections 8.1, 8.2 and 8.4 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by Stronghold are true and correct as of, or have been fully performed and complied with by, the Closing Date;

     (c) an opinion of Hale and Dorr LLP, legal counsel to Stronghold dated as of the Closing Date, in a form reasonably satisfactory to TDT;

     (d)  certificates   representing  the  Shares  to  be  surrendered  by  the
Stronghold stockholders;

     (e)  a  Secretary's   Certificate  dated  the  Closing  Date,  listing  the
Stronghold stockholders and certifying that they are the only stockholders of Stronghold and own 100% of Stronghold;

     (f) a Secretary's Certificate of Stronghold, in a form and substance satisfactory to TDT, attaching thereto the current Certificate of Incorporation, By-Laws and board and shareholder resolutions approving the Merger;

     (g) Evidence that this Agreement and the transactions contemplated hereby have been approved by the board of Stronghold;

     (h) Certificates of good standing from New Jersey and other states in which Stronghold is qualified to do business; and

     (i) such other documents and certificates duly executed as may reasonably be requested by TDT prior to the Closing Date.

     SECTION 10.3 Termination.  Notwithstanding  anything herein or elsewhere to
                  -----------
the contrary, this Agreement may be terminated:

     (a) By mutual agreement of the parties hereto at any time prior to the Closing;

     (b) By the Board of Directors of TDT at any time prior to the Closing, if:

          (i) a condition to performance by TDT under this Agreement or a covenant of Stronghold contained herein shall not be fulfilled on or before the date of the Closing or at such other time and date specified in this Agreement for the fulfillment for such covenant or condition; or

          (ii) a material default or breach of this Agreement shall be made by Stronghold;

     (c) By Stronghold at any time prior to the Closing, if:

          (i) a condition to Stronghold's performance under this Agreement or a covenant of TDT, Subsidiaries or Acquisition contained herein shall not be fulfilled on or before the date of the Closing or at such other time and date specified in this Agreement for the fulfillment for such covenant or condition; or

          (ii) a material default or breach of this Agreement shall be made by TDT, Subsidiaries, Acquisition or a Principal Stockholder; or

     (d) By either party if it notifies the other that it is not satisfied with its due diligence review.

     SECTION 10.4 Effect of Termination.  If this Agreement is terminated,  this
                  ---------------------
Agreement, except as to Section 12.1 and Section 12.2, shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or stockholders; provided however, that in the case of a termination pursuant to Section 10.3(b)(ii) or 10.3(c)(ii) hereof because of a prior material default under or a material breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses incurred by such aggravated party or parties in connection with this Agreement, and no party to this Agreement shall be entitled to any injunctive relief.

                                   ARTICLE XI

                             POST-CLOSING AGREEMENTS

     SECTION 11.1 The parties hereto hereby agree that as promptly as practicable after the Closing, the necessary steps shall be taken in order to reflect the relocation of Acquisition's principal place of business to
Stronghold's facility in Hasbrouck Heights, New Jersey; and the management and operations of Acquisition will be reorganized to become engaged in the current business endeavors of Stronghold.

     SECTION 11.2 In accordance with Section 1.4(d), as soon as practicable following the execution of this Agreement, TDT shall file with the Commission and transmit to all holders of record of TDT securities who would have been entitled to vote at a meeting for the election of directors immediately prior to the Effective Time, the information required by Rule 14f-1 of the Exchange Act regarding the change in directors of TDT.

     SECTION 11.3  Directors  and  Officers  Insurance.  As soon as  practicable
                   -----------------------------------
following the Closing, TDT shall obtain Directors and Officers insurance on each post-Merger director and officer to the reasonable satisfaction of such directors and officers.

                                  ARTICLE XII

                                  MISCELLANEOUS

     SECTION 12.1 Costs and Expenses.  In the event of any  termination  of this
                  -------------------
Agreement pursuant to Section 10.3, TDT and Stronghold will each bear their own respective expenses.

     SECTION 12.2 Extension of time;  Waivers. At any time prior to the Closing:
                  ---------------------------

     (a) TDT may in its sole discretion (i) extend the time for the performance of any of the obligations or other acts of Stronghold, (ii) waive any inaccuracies in the representations and warranties of Stronghold contained herein or in any documents delivered pursuant hereto by Stronghold, and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by Stronghold. Any agreement on the part of TDT to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of TDT and shall only be effective in such specific instance. No waiver or any condition or provision shall be deemed to be a subsequent waiver of such condition or provision or a waiver of any condition or provision other than the one specifically waived.

     (b) Stronghold may in its sole discretion (i) extend the time for the performance of any of the obligations or other acts of TDT or Subsidiaries, (ii) waive any inaccuracies in the representations and warranties of TDT, Subsidiaries, Acquisition or Principal Stockholders contained herein or in any documents delivered pursuant hereto by same and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by TDT, Subsidiaries, Acquisition or Principal Stockholders. Any agreement on the part of Stronghold to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of Stronghold and shall only be effective in such specific instance. No waiver or any condition or provision shall be deemed to be a subsequent waiver of such condition or provision or a waiver of any condition or provision other than the one specifically waived.

     SECTION  12.3  Notices.  Any notice to any party  hereto  pursuant  to this
                    -------
Agreement shall be in writing and given by Certified or Registered Mail, Fedex or by facsimile, addressed as follows:

                  STRONGHOLD TECHNOLOGIES, INC.
                  777 Terrace Avenue
                  Hasbrouck Heights, NJ  07924
                  Attn:  Christopher J. Carey

                  With a Copy To:
                  Hale and Dorr LLP
                  650 College Road East
                  Princeton, NJ 08540
                  Attn: Raymond P. Thek, Esq.

                  TDT DEVELOPMENT, INC. AND
                  TDT ACQUISITION CORP.
                  140 De Liege O.
                  Montreal, Quebec
                  Canada
                  Attn:  Pietro Bortolatti, President

                  With a Copy To:
                  Kaplan Gottbetter & Levenson, LLP
                  630 Third Avenue
                  New York, NY 10017
                  Attn: Adam S. Gottbetter, Esq.

     Additional notices are to be given as to each party, at such other address as should be designated in writing complying as to delivery with the terms of this Section 12.3. All such notices shall be effective when sent, addressed as aforesaid.

     SECTION 12.4 Parties in Interest. This Agreement shall inure to the benefit
                  -------------------
of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

     SECTION 12.5  Counterparts.  This  Agreement may be executed in one or more
                   ------------
counterparts, each of which shall be deemed an original and together shall constitute one document. The delivery by facsimile of an executed counterpart of this Agreement shall be deemed to be an original and shall have the full force and effect of an original executed copy.

     SECTION 12.6 Severability. The parties hereto agree and affirm that none of
                  ------------
the provisions herein is dependent upon the validity of any other provision, and if any part of this Agreement is deemed to be unenforceable, the remainder of the Agreement shall remain in full force and effect.

     SECTION 12.7  Headings.  The "Article" and "Section"  headings are provided
                   --------
herein for convenience of reference only and do not constitute a part of this Agreement.

     SECTION  12.8  Survival  of  Representations  and  Warranties.  All  terms,
                    ----------------------------------------------
conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing and the delivery of the Merger Shares issued hereunder at the Closing, for a period of two years from the Closing regardless of any investigation made by or on behalf of any of the parties hereto.

     SECTION 12.9 Assignability.  This Agreement shall not be assigned by any of
                  -------------
the parties hereto without the prior written consent of the other parties.

     SECTION 12.10 Amendment. This Agreement may be amended with the approval of
                   ---------
the Boards of Directors of TDT and Stronghold at any time prior to the Effective Time. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

     SECTION 12.11 Choice of Law. This Agreement shall be construed, interpreted
                   -------------
and the rights of the parties determined in accordance with the laws of the State of New Jersey except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     SECTION 12.12 Submission to Jurisdiction.  Each party hereto (a) submits to
                   ---------------------------
the jurisdiction of any state or federal court sitting in the State of New Jersey in any action or proceeding arising out of or relating to this Agreement,
(b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 12.3, provided that nothing in this Section 12.12 shall affect the right of any party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

     SECTION  12.13  Publicity.  Except as required by law,  rule or  regulation
                     ---------
(including without limitation, in the case of TDT, rules and regulations of the SEC and applicable exchanges or trading markets) or on advice of counsel, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other parties, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the date hereof and after the Closing Date.

     SECTION 12.14 No Third Party Beneficiaries. This Agreement shall be binding
                   ----------------------------
upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

SECTION 12.15     Definitions.
                  -----------

     "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative law, ordinance, principle of common law, regulation, statute or treaty.

     "Permits" means all licenses, permits, franchises, approvals, authorizations, consents or order of, or filing with, any governmental authority, whether foreign, federal, state or local, necessary or desirable for the past, present or anticipated conduct or operation of the business or ownership of the assets of such person.

     "Person"  means any  person or  entity,  whether  an  individual,  trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any similar entity.

     "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

     "SVCH Transaction" means that certain private equity financing pursuant to which, simultaneously with the Closing, Stanford Venture Capital Holdings, Inc. ("SVCH") shall purchase 2,000,000 shares of Series A Convertible Preferred Stock of TDT at a price per share equal to $1.50 and acquire warrants to purchase an additional 2,000,000 shares of TDT Common Stock (the "SVCH Warrants") upon terms and conditions as set forth in that certain Securities Purchase Agreement by and among TDT, Stronghold, SVCH and certain stockholders of TDT and Stronghold.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

TDT DEVELOPMENT, INC.                         Attest:

By:  /s/ Pietro Bortolatti                    /s/ Pietro Bortolatti
   ------------------------------             ---------------------------------
         President                                   Secretary


TDT  STRONGHOLD ACQUISITION CORP.             Attest:


By:  /s/ Pietro Bortolatti                     /s/ Pietro Bortolatti
   ------------------------------             ---------------------------------
         President                                   Secretary


STRONGHOLD TECHNOLOGIES, INC.                 Attest:

By: /s/ Christopher J. Carey                   /s/ Anthony Constantinople
   -----------------------------              --------------------------------
         President



TERRE DI TOSCANA, INC.                       Attest:

By: /s/ Tiziana di Rocco                      /s/ Pietro Bortolatti
    -----------------------------            ---------------------------------
         President                                 Secretary





TERRES TOSCANES, INC.                       Attest:

By: /s/ Tiziana di Rocco                     /s/ Pietro Bortolatti
    -----------------------------           ---------------------------------
         President                                  Secretary

PRINCIPAL STOCKHOLDERS
                                            Attest:
  /s/ Pietro Bortolatti
--------------------------------------      ---------------------------------
Name:  Pietro Bartolotti

                                             Attest:
  /s/ Ian Markofsky
---------------------------------------     ---------------------------------
Name: Ian Markofsky


                                             Attest:
  /s/ Francois Paranteau
--------------------------------------      ---------------------------------
Name:  Francois Parenteau


Viking Investment Group II, Inc.
                                             Attest:

  /s/ Ian Markofsky
--------------------------------------      ----------------------------------
Name: Ian Markofsky
Its:

Parenteau Corporation                        Attest:


  /s/ Francois Paranteau
-------------------------------------       ---------------------------------
Name:  Francois Parenteau
Its:


STRONGHOLD STOCKHOLDER



  /s/ Christopher J. Carey                    Attest:
-------------------------------------
Name:  Christopher J. Carey
                                            -----------------------------------

                                    SCHEDULES

Schedule 1.2     Stronghold Stockholders
Schedule 2.1     TDT and Acquisition Jurisdictions
Schedule 2.2(a)  TDT Options according to plan
Schedule 2.2(c)  TDT Registration Obligations
Schedule 2.3     Subsidiaries Capitalization, Jurisdictions, Officers, Directors
Schedule 2.5     TDT Stockholders
Schedule 2.7     TDT Certain Changes or Events
Schedule 2.8     TDT Assets and Liabilities
Schedule 2.9     TDT Tax Returns
Schedule 2.12    TDT and Subsidiaries Litigation Schedule
2.13(b)          Subsidiaries Intellectual Property
Schedule 2.16    TDT and Subsidiaries Leases
Schedule 2.17    TDT and Subsidiaries Contracts
Schedule 2.19    TDT and Subsidiaries Insurance Policies
Schedule 2.20    TDT and Subsidiaries Pension Plans
Schedule 2.25    TDT Transactions with Affiliates
Schedule 4.1     Stronghold Jurisdictions
Schedule 4.2(a)  Stronghold Options
Schedule 4.2(c)  Certain Stronghold Agreements
Schedule 4.9     Stronghold Litigation
Schedule 4.10    Stronghold Intellectual Property
Schedule 4.14    Stronghold Leases
Schedule 4.15    Stronghold Contracts
Schedule 4.17    Stronghold Insurance Policies
Schedule 4.18    Stronghold Employee Benefits
Schedule 4.23    Stronghold Transactions and Affiliates
Schedule 6.2     Brokerage or Commission Arrangements
Schedule 6.5     TDT Escrow Holders - Escrow Shares
Schedule 9.11    TDT Stockholders - Cancellation Shares